UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
SCHEDULE 14A
(Rule 14a 101)
_________________
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULED 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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SenesTech, Inc.
(Name of Registrant as Specified in its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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SENESTECH, INC.
Supplement to Proxy Statement
For Annual Meeting of Stockholders
To be held on June 9, 2026

EXPLANATORY NOTE
The following (collectively, the “Supplemental Disclosure”) supplements the disclosures set forth in the Company’s definitive proxy statement (the “Proxy Statement”), as filed with the U.S. Securities and Exchange Commission on April 29, 2026, under the headings:
•“Proposal One – Election of Directors - Nominees and Continuing Directors”, “Continuing Directors” and “Executive Officers”,
•“Corporate Governance”,
•“Executive Compensation – Employment Agreements”, and
•“Proposal Three – Approval of an Amendment to the 2018 Equity Incentive Plan – New Plan Benefits”
The Supplemental Disclosure does not change the proposals to be acted on at the Annual Meeting or the recommendation of the Board with respect to any proposals. Except as specifically supplemented by the information contained in the Supplemental Disclosure, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized terms used in this Supplemental Disclosure and not otherwise defined herein have the meaning given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Appointment of Michael Edell as President and Chief Executive Officer and Director
On May 6, 2026 (the “Commencement Date”), the Board appointed Michael Edell as the Company’s President and Chief Executive Officer, succeeding Mr. Joel L. Fruendt.
Mr. Edell, age 62, served as Interim Chief Operating Officer of the Company where he oversaw the Company’s day-to-day operations and execution of its commercial strategy from October 2025 to the Commencement Date. Prior to joining the Company, Mr. Edell founded Westlake Serial Company, LLC in January 2018 and currently serves as a member of its board of directors. Westlake Serial Company, LLC was founded to provide private label consumer package goods in the eco-friendly home cleaning space in addition to providing services to support companies in commercializing existing technologies into consumer-facing products. In April 2025, Mr. Edell also founded Rancher’s Pride, LLC, a wagyu beef-based pet treat company, and currently serves as a member of its board of directors. In March 2008, Mr. Edell founded MaddieBrit Products, LLC (“MaddieBrit”), a consumer package goods products company in the eco-friendly home cleaning space, and served as a member of its board of directors until the company was sold in March 2025. On June 18, 2024, MaddieBrit filed a voluntary petition for relief pursuant to Chapter 11 of Title 11 of the United States Code. In June 2021, Mr. Edell founded Waterleaf Paper Company, a dissolvable wrapping paper company, and served as a member of its board of directors until it was sold in March 2024. Mr. Edell earned his bachelor’s degree from California State University.
In connection with Mr. Edell’s appointment, the Company and Mr. Edell entered into an offer letter agreement (the “Edell Employment Agreement”). Under the terms of the Edell Employment Agreement, Mr. Edell will receive an annual base salary of $360,000 (the “Base Salary”) and will be eligible to receive an annual incentive bonus with a target opportunity equal to sixty percent (60%) of the Base Salary (each such bonus, an “Annual Bonus”). Any Annual Bonus received with respect to 2026 shall be calculated and paid on a pro-rated basis for his service from April 1, 2026.
In addition, pursuant to the Edell Employment Agreement, Mr. Edell has been granted an option to purchase 5.0% of the outstanding shares of the Company’s common stock (the “Option”). The Option is scheduled to vest over a three-year period commencing on May 1, 2026, with 1/12th of the shares subject to the Option vesting on the last day of each calendar quarter, subject to Mr. Edell’s continuous service through the applicable vesting date. The Option will not be exercisable unless and until the Company’s stockholders approve an increase in the number of shares reserved for issuance under the SenesTech, Inc. 2018 Equity Incentive Plan.
In the event of Mr. Edell’s termination by the Company without Cause or his resignation for Good Reason (as such terms are defined in the Edell Employment Agreement), Mr. Edell will be eligible to receive (i) severance benefits equal to six months’ continuation of his then-current base salary, plus one additional month for every completed year of service to the Company after the Commencement Date, up to a maximum of 12 months (the “Severance Period”); (ii) reimbursement of healthcare insurance costs during the Severance Period; (iii) full vesting of the Option; and (iv) a pro-rated Annual Bonus for the year of termination based on actual performance.
On May 6, 2026, Mr. Edell was also appointed as a member of the Board, and will serve as a Class III director of the Board with a term expiring at the Company’s 2028 annual meeting of stockholders, or until his successor has been elected and qualified or his earlier death, resignation or removal. Subject to the requirements of applicable law (including, without limitation, any rules or regulations of any exchange on which the Company’s common stock is listed, if applicable), the Board or the appropriate committee of the Board is required to nominate Mr. Edell for re-election to the Board at each annual meeting at which he is subject to re-election, as long as he serves as the Company’s Chief Executive Officer. Mr. Edell will not serve on the Board’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee, and will receive no additional compensation for his service on the Board.
Mr. Edell has no family relationship with any of the executive officers or directors of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Edell and any other person pursuant to which he was elected as President and Chief Executive Officer of the Company or as a director. The Company believes that Mr. Edell is a valuable member of the Board because of his experience in the consumer package goods products space together with his role as the Company’s President and Chief Executive Officer.
Resignation of Joel L. Fruendt
On May 6, 2026, Mr. Joel L. Fruendt resigned from the Board, and as the Company’s President and Chief Executive Officer.

Appointment of Matthew K. Szot as Chair of the Board
On May 6, 2026, in connection with Mr. Edell’s appointment, Ms. Bechtel’s role as Interim Executive Chair concluded. The Board has appointed Matthew K. Szot as the Chair of the Board, succeeding Ms. Bechtel.
In view of the conclusion of her role as the Company’s Interim Executive Chair, Dr. Bechtel was determined by the Board to be independent within the meaning of Nasdaq listing standards, and the Board also determined that Dr. Bechtel does not have any relationship with the Company that would interfere with the exercise of her independent business judgment.
Changes to Composition of Board Committees
In connection with the changes described above, on May 6, 2026, the Board reconstituted the various committees of the Board as follows:
•Audit Committee:
◦Matthew K. Szot (Chairperson)
◦Jake S. Leach
◦Joshua M. Moss
•Compensation Committee:
◦Jamie Bechtel (Chairperson)
◦Matthew K. Szot
◦Phil N. Grandinetti, III
•Nominating and Corporate Governance Committee:
◦Jamie Bechtel (Chairperson)
◦Matthew K. Szot
◦Jake S. Leach
•Commercialization Committee:
◦Phil N. Grandinetti, III (Chairperson)
◦Joshua M. Moss
◦Lynn Graham
Supplemental Disclosure Regarding Proposal Three – New Plan Benefits
The information set forth in the Proxy Statement under the heading “Proposal Three – Approval of an Amendment to the 2018 Equity Incentive Plan – New Plan Benefits” is hereby amended and restated in its entirety as set forth below to reflect the Option granted to Mr. Edell pursuant to the Edell Employment Agreement.
New Plan Benefits
The following table sets forth information regarding benefits that may be received under the 2018 Amended Plan by our named executive officers, our non-employee directors and other eligible participants. Except as described below with respect to the Contingent Stock Options approved for our non-employee directors and the Option approved for Mr. Edell in connection with his appointment as the Company’s President and Chief Executive Officer, all awards under the 2018 Amended Plan are discretionary and, accordingly, the benefits or amounts that may be received by any participant are not presently determinable.

Name and Position	Dollar Value ($)	Number of Securities Underlying Options
Joel L. Fruendt	$—	—
Former Chief Executive Officer
Thomas C. Chesterman	—	—
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Michael Edell	—	—
President and Chief Executive Officer		263,288	(1)
Executive Group	—	263,288	(1)
Non-Employee Director Group	—	420,000	(2)
Non-Executive Officer Employee Group	—	—
____________
(1)Pursuant to the terms of the Edell Employment Agreement, Mr. Edell received the Option with respect to 263,288 shares.
(2)Represents the Contingent Stock Options, with each non-employee director receiving a Contingent Stock Option with respect to 70,000 shares. The Contingent Stock Options are subject to stockholder approval of the 2018 Amended Plan and will be rescinded and deemed not to have been granted if such approval is not obtained.
Voting Matters
Please note that any proxy or voting instructions you have submitted for the Annual Meeting is still valid and will be used to vote your shares at the Annual Meeting. If you have already submitted your vote, you do not need to take any further action unless you intend to change or revoke your previous proxy or voting instructions. Information on how to vote your shares and how to change your vote or revoke your proxy or voting instructions is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.